UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2007

WELLPOINT, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Indiana	001-16751	35-2145715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2007, the Board of Directors of WellPoint, Inc. (the “Company”) appointed Jamie S. Miller, age 38, as Chief Accounting Officer of the Company effective as of August 15, 2007. Ms. Miller will replace Wayne S. DeVeydt as Chief Accounting Officer and Mr. DeVeydt will continue as the Chief Financial Officer and Executive Vice President of the Company. Prior to joining the Company, Ms. Miller served with PricewaterhouseCoopers LLP in many roles, including most recently as the Financial Services leader for the Chicago practice. Prior to her current role at PricewaterhouseCoopers, she was vice president, corporate controller and chief accounting officer at Genworth Financial.

On or about August 15, 2007, it is anticipated that Ms. Miller will enter into the Company Form Employment Agreement, which form agreement was filed as Exhibit A to Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. If Ms. Miller enters into the Company Form Employment Agreement, she will become a participant in the WellPoint, Inc. Executive Agreement Plan and subject to the covenants and restrictions contained therein.

The text of the Company’s press release announcing Ms. Miller’s appointment is filed with this report as Exhibit 99.1.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLPOINT, INC.

By:	/s/ Sandra H. Miller
Name:	Sandra H. Miller
Title:	Senior Vice President & Deputy General Counsel

Date: August 9, 2007

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated August 9, 2007

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